Exhibit 99.1

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304 hp.com

News Release Hewlett-Packard Company Announces Pricing of Senior Notes by Hewlett Packard Enterprise Company

Editorial contacts Kait Conetta, HP +1 650 258 6471 corpmediarelations@hp.com www.hp.com/go/newsroom

PALO ALTO, Calif.—September 30, 2015 – Hewlett-Packard Company (“HP Co.”) today announced the pricing by its wholly-owned subsidiary, Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise”), of nine series of senior unsecured notes in an aggregate principal amount of $14.6 billion.

Hewlett Packard Enterprise will issue $2,250,000,000 aggregate principal amount of 2.450% notes due 2017, $2,650,000,000 aggregate principal amount of 2.850% notes due 2018, $3,000,000,000 aggregate principal amount of 3.600% notes due 2020, $1,350,000,000 aggregate principal amount of 4.400% notes due 2022, $2,500,000,000 aggregate principal amount of 4.900% notes due 2025, $750,000,000 aggregate principal amount of 6.200% notes due 2035, $1,500,000,000 aggregate principal amount of 6.350% notes due 2045, $350,000,000 aggregate principal amount of floating rate notes due 2017 and $250,000,000 aggregate principal amount of floating rate notes due 2018.

Hewlett Packard Enterprise intends to distribute the net proceeds from this offering to HP Co. Subsequently, HP Co. intends to use the net proceeds distributed to it to fund repurchases and redemptions of its outstanding senior notes, and to repay other indebtedness, to facilitate the separation of Hewlett Packard Enterprise from HP Co.

The notes being offered by Hewlett Packard Enterprise have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. As a result, they may not be offered or sold in the United States to any U.S. persons absent registration under the Securities Act, except pursuant to an applicable exemption from the registration requirements of the Securities Act. Accordingly, the notes are being offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP Co. and Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the notes offering, statements of the plans, strategies and objectives of HP Co. and Hewlett Packard Enterprise for future operations, including the separation transaction and any statements of assumptions underlying any of the foregoing. Other important factors that could cause the statements made in this document or the actual results of operations or financial condition of HP Co. and Hewlett Packard Enterprise to differ include, without limitation, that the notes offering is subject to market conditions and a number of other conditions and approvals and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the notes offering will be completed as described herein or at all. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected and other risks that are described in HP Co.’s and Hewlett Packard Enterprise’s filings with the Securities and Exchange Commission, including but not limited to the risks described in HP Co.’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, HP Co.’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2015, and Hewlett Packard Enterprise’s Registration Statement on Form 10 dated July 1, 2015, as amended August 10, 2015, September 4, 2015, September 15, 2015 and September 28, 2015. Each of HP Co. and Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.